Exhibit 10.2
AMENDMENT NO. 1
TO
REGISTRATION RIGHTS AGREEMENT
     This Amendment No. 1 to Registration Rights Agreement (the “Amendment”) made and entered into as of August 18, 2011, by and among MEDQUIST HOLDINGS INC., a Delaware corporation (the “Company”), S.A.C. PEI CB Investment L.P., a Cayman Islands limited partnership (“SAC CBI”), S.A.C. PEI CB Investment II, LLC, a Delaware limited liability company (“SAC CBI II”) and International Equities (S.A.C. Asia) Limited, a company incorporated under the Companies Act of 2001 of Mauritius (“SAC Asia” and, collectively with SAC CBI and SAC CBI II and each of their respective affiliates, the “Stockholders”).
BACKGROUND
     The parties hereto entered into that certain Registration Rights Agreement dated as of February 4, 2011 (the “Registration Rights Agreement”).
     In connection with the Company granting additional registration rights to certain other stockholders of the Company pursuant to that certain Stockholders’ Agreement dated the date hereof by and among the Company and each of the persons set forth on the Schedule of Stockholders attached thereto (the “Stockholders’ Agreement”), the Stockholders and the Company have agreed to amend certain provisions of the Registration Rights Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:
1. Section 2(a)(iii) of the Registration Rights Agreement is amended in its entirety to read as follows:
“(iii) If the Company is required to use commercially reasonable efforts to register Registrable Securities in a registration initiated upon the demand of a Holder or Holders pursuant to Section 2(a)(i) of this Agreement and the managing underwriters for such offering advise the Company in writing (with a copy to the Holder(s) demanding the registration) that the inclusion of all Registrable Securities and other securities sought to be registered may interfere with an orderly sale and distribution of or may materially adversely affect the price of such offering, then the Company will include in such offering
     (A) for the period beginning on the date hereof and ending on February 18, 2012 (the “End Date”), (x) first, the sum of (i) the aggregate number of Registrable Securities requested to be included in such registration by the Holder(s) pursuant to this Agreement, whether pursuant to Section 2(a)(i) or Article 3, and (ii) the number of securities requested to be included in such registration pursuant to the Stockholders Agreement, which the managing underwriters advise will not likely have such effect, allocated pro rata based on the number of such securities duly requested to be included in such registration, and (y) second, all other securities requested to be included in such registration; or
     (B) for the period after the End Date, (x) first, the aggregate number of Registrable Securities requested to be included by the Holder(s) pursuant to Section 2(a)(i) which the managing underwriters advise will not likely have such effect, allocated pro rata based on the number of such Registrable Securities duly requested to be included in such registration, (y) second, the Registrable Securities sought to be included in such registration pursuant to Article 3, allocated pro rata based on the number of such Registrable Securities duly requested to be included in such registration and (z) third, all other securities requested to be included in such registration.”
2. Section 3(a)(ii) of the Registration Rights Agreement is amended in its entirety to read as follows:
“(ii) the Company will not be required to effect any registration of Registrable Securities pursuant to this Article 3 if the Company shall have been advised in writing (with a copy to the Holders requesting registration) by a nationally recognized investment banking firm (which may be the managing underwriter for the offering) that, in such firm’s opinion, the number of Registrable Securities and Other Securities proposed to be included exceeds the number which can be sold in the offering without interfering with an orderly sale and distribution or materially and adversely affecting the offering price; provided, however, that if an offering of some but not all of the Registrable Securities and Other Securities requested to be registered by the Holders and all other Persons having rights to include securities held by them in such registration would not adversely affect the distribution or price of the securities to be sold in the offering in the opinion of such firm or are included in such offering notwithstanding any such opinion, then the Company will include in such offering:
     (A) for the period beginning on the date hereof and ending on the End Date, (x) first, any Other Securities to be issued or sold by the Company, (y) second, the sum of (i) the Registrable Securities requested to be registered pursuant to Article 3, (ii) the Other Securities requested to be registered by other stockholders having similar registration rights as of the date of this Agreement and (iii) the securities requested to be included in such registration pursuant to the Stockholders Agreement, allocated pro rata based on the relative number of securities then held by such persons and requested to be included in such registration; provided, that any such amount thereby allocated to any such persons that exceeds the request by such persons shall be reallocated among such remaining requesting persons in like manner and (z) third, all other securities requested to be included in such registration; or
     (B) for the period after the End Date, (x) first, any Other Securities to be issued or sold by the Company, (y) second, the Registrable Securities requested to be registered pursuant to Article 3, on the one hand, and the Other Securities requested to be registered by other stockholders having similar registration rights as of the date of this Agreement, on the other hand, allocated pro rata based on the relative number of Registrable Securities then held by such Holder and Other Securities then held by such other stockholders eligible to be sold in such offering; provided, that any such amount thereby allocated to any such Holder or other stockholder that exceeds the request by such Holder or other stockholder shall be reallocated among the remaining requesting Holders and other stockholders in like manner and (z) third, all other securities requested to be included in such registration;”
3. This Amendment may be executed in two or more counterparts and by facsimile or by pdf, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.
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     This Amendment has been executed and delivered as of the date first above written.

MEDQUIST HOLDINGS INC.
By:	/s/ Mark R. Sullivan
	Name:	Mark R. Sullivan
	Title:	General Counsel

S.A.C. PEI CB INVESTMENT, L.P.
By:	S.A.C. PEI CB Investment GP, Limited, its general partner

By:	/s/ Peter Nussbaum
	Name:	Peter Nussbaum
	Title:	Authorized Signatory

S.A.C. PEI CB INVESTMENT II, LLC
By:	S.A.C. Private Capital Group, LLC, its manager

By:	/s/ Peter Nussbaum
	Name:	Peter Nussbaum
	Title:	Authorized Signatory

INTERNATIONAL EQUITIES (S.A.C. ASIA) LIMITED
By:	/s/ Peter Nussbaum
	Name:	Peter Nussbaum
	Title:	Authorized Signatory